Exhibit 99.1

Special Committee of the Board of Directors of Optical Communication Products, Inc. to Evaluate Acquisition Proposal from Oplink Communications, Inc.

Woodland Hills, Calif. – (Business Wire) – April 25, 2007 – Optical Communication Products, Inc. (Nasdaq: OCPI) (“OCP”) today announced that its board of directors has received a letter from Oplink Communications, Inc. (Nasdaq: OPLK) (“Oplink”) indicating that Oplink has entered into a stock purchase agreement with Furukawa Electric Co. Ltd. (“Furukawa”) to purchase Furukawa’s entire interest in OCP’s outstanding capital stock for $1.50 per share.  Furukawa beneficially owns 58.2% of OCP’s outstanding capital stock as of December 31, 2006.

Oplink’s letter also proposed to purchase OCP’s remaining outstanding capital stock not owned by Furukawa by means of a merger of OCP with a subsidiary of Oplink at a cash purchase price of $1.50 per share of OCP Class A common stock.

A Special Committee of OCP’s Board of Directors, comprised of its three independent directors, is evaluating Oplink’s proposal. The Special Committee is being assisted in its review by independent financial and legal advisors Bear, Stearns & Co. Inc., and Munger, Tolles & Olson LLP, respectively.

Hobart Birmingham, Chairman of the Special Committee of the Board of Directors said: “The Special Committee is focused on enhancing shareholder value and will be evaluating Oplink’s proposal to ensure that it is in the best interests of our minority shareholders.”

About Optical Communication Products, Inc. (OCP)

Founded in 1991, OCP designs, manufactures and sells a comprehensive line of fiber optic components for metropolitan, local area and fiber-to-the-home networks. Its global speed-to-market strategy calls for increased international market penetration, fast-paced product development and flexible, turnkey manufacturing capacity. The Company's product lines include optical transceivers, transmitters and receivers. For more information, visit OCP's web site at www.OCP-inc.com or Investor Digest at www.globalprovince.com/ocpiindex.htm.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include (A) factors relating to the Company and the fiber optic communications industry, such as (i) the risk that our customers are unable to reduce their inventory levels in the near-term and (ii) the risk that we are unable to diversify and increase our customer base; (B) factors relating to the acquisition of

GigaComm, such as (i) the possibility that the anticipated benefits from the acquisition cannot be fully realized, (ii) our ability to successfully integrate the operations of GigaComm with those of OCP, and the possibility that costs or difficulties related to the integration will be greater than expected, (iii) our ability to implement future business and acquisition strategies, and (iv) our ability to retain personnel of GigaComm; (C) factors relating to our manufacturing contract with SAE Magnetics, such as the possibility that the expected benefits from that contract will not be fully realized or will be delayed; (D) factors relating to doing business in Taiwan and The People's Republic of China, such as, but not limited to (i) risks relating to political and diplomatic issues between Taiwan and The People's Republic of China, (ii) difficulty of managing global operations, including staffing and managing foreign operations, (iii) differing labor regulations, and (iv) foreign currency risk. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events; and (E) factors relating to Oplink’s pending acquisition of the shares of OCP capital stock beneficially owned by Furukawa and Oplink’s proposal to acquire the remaining outstanding capital stock of OCP by means of a merger.  OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Sard Verbinnen & Co

Paul Kranhold or Ron Low

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